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                             REX STORES CORPORATION
                        1999 OMNIBUS STOCK INCENTIVE PLAN

SECTION 1. PURPOSE AND ESTABLISHMENT.

         The purpose of this Plan is to benefit the Company's shareholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its Subsidiaries and to enable the Company and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees and directors with an opportunity to acquire or increase a proprietary interest in the Company and/or by providing eligible employees with additional incentive compensation opportunities.

SECTION 2. DEFINITIONS.

         (a) DEFINED TERMS. The terms defined in this section shall have the following meanings for purposes of this Plan:

         "Award" means an award granted pursuant to Section 4.

         "Award Agreement" means an agreement described in Section 6 entered into between the Company and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

         "Beneficiary" means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

         "Board of Directors" or "Board" means the Board of Directors of the Company.

         "Cash Awards" means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(5).

         "Change in Control" means change in control as defined in Section 7(c).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.







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         "Committee" means the Committee described in Section 8.

         "Company" means REX Stores Corporation.

         "Covered Employee" means any Employee who is the chief executive officer of the Company, or is among the four highest compensated executive officers of the Company (other than the chief executive officer) as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

         "Employee" means any officer or other key employee of the Company or any of its Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means the closing price of the relevant security as reported on the New York Stock Exchange Composite Tape (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole discretion, to be appropriate for the valuation.

         "Insider" means any person who is subject to Section 16(b) of the Exchange Act.

         "Nonemployee Director" means any member of the Board of Directors of the Company who is not an employee of the Company or any of its Subsidiaries.

         "Option" means a Nonqualified Stock Option as described in Section 4(a)(1).

         "Participant" means an Employee or a Nonemployee Director who is granted an Award pursuant to this Plan that remains outstanding.

         "Performance-Based Awards" is defined in Section 4(b).

         "Performance Goal" and "Performance Goals" means one or more of the performance goals specified in Section 4(b)(3).

         "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

         "Stock" means shares of Common Stock of the Company, par value $.01 per share.





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         "Stock-Based Awards" means Awards that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through
(4).

         "Subsidiary" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

         (b) FINANCIAL AND ACCOUNTING TERMS. Except as the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company.

SECTION 3. ELIGIBILITY.

         (a) EMPLOYEES. Any one or more Awards may be granted to any Employee who is designated by the Committee to receive an Award.

         (b) NONEMPLOYEE DIRECTORS. Nonemployee Directors are eligible for grants of Nonqualified Stock Options as provided in Section 4(d).

SECTION 4. AWARDS.

         (a) TYPE OF AWARDS. The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

                  (1) Options. An Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee may determine. An Option granted under this Plan shall be a Nonqualified Stock Option that is not intended to comply with the requirements of Code Section 422. The exercise price of each Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted or, if the exercise price of an Option is reduced by amendment, the Fair Market Value of the Stock on the date of amendment. Each Option granted under this Plan shall be exercisable in whole or in part and at such intervals or in such installments as the Committee may determine.




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                  (2) Stock Appreciation Rights. A Stock Appreciation Right is a
right to receive, upon surrender of the right, but without payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash and/or Stock, at times and upon conditions (which may include a Change in Control) as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, if the base price of a Stock Appreciation Right is reduced by amendment, the Fair Market Value of the Stock on the date of the amendment, or, in the case of a Stock Appreciation Right related to an Option, the exercise price of the related Option. A Stock Appreciation Right may be granted in tandem with, in addition to, or independent of an Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option. The exercise of either a Stock Appreciation Right issued in tandem with an Option or exercise of the related Option shall automatically cancel the Participant's right under the tandem Award with respect to the number of shares so exercised.

                  (3) Restricted Stock. Restricted Stock is Stock that is issued to a Participant, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Restricted Stock Awards to Covered Employees that are either granted or vest upon attainment of one or more of the Performance Goals may be granted as Performance-Based Awards under Section 4(b).

                  (4) Other Stock-Based Awards. The Committee may from time to time grant Stock or the right to purchase Stock, or other Stock-Based Awards including, but not limited to, bonus stock, phantom stock or units, performance stock or units, dividend equivalents, or similar securities or rights that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in, shares of Stock. The Awards shall be in a form determined by the Committee, not inconsistent with the other terms of this Plan. Awards under this Section 4(a)(4) to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals may be granted as Performance-Based Awards under Section 4(b).

                  (5) Cash Awards. Cash Awards provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the






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Committee shall determine the size of the Cash Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash Awards to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals may only be granted as Performance-Based Awards under Section 4(b).

         (b) SPECIAL PERFORMANCE-BASED AWARDS. Any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Company on a consolidated basis. Any Option or Stock Appreciation Right with an exercise price or a base price not less than Fair Market Value on the date of grant shall be subject only to the requirements of clauses (1), (2) and (4)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (such Awards are hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right," respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

                  (1) Shareholder Approval. The material terms of
Performance-Based Awards shall be approved by a majority vote of shareholders of the Company before the compensation is paid.

                  (2) Eligible Class. The eligible class of persons for Performance-Based Awards shall be all Employees.

                  (3) Performance Goals. The performance goals for any Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the following: earnings per share, return on stockholders equity, common stock price per share, total stockholder return, net sales, income from operations, income before income taxes, net income, comparable store sales or market share. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code
Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.




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                  (4) Individual Limits.

                           (A) Stock-Based Awards. The maximum number of shares of Stock that are issuable under Options, Stock Appreciation Rights, Restricted Stock or other Stock-Based Awards granted as Performance-Based Awards to any Participant during the period Awards may be made under this Plan shall not exceed the total number of shares available under this Plan. Awards that are cancelled or repriced during such period shall be counted against this limit to the extent required by Code Section 162(m).

                           (B) Cash Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash Awards that are granted during any fiscal year of the Company as Performance-Based Awards shall not exceed $1,000,000.

                  (5) Committee Certification. Before any Performance-Based Award (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the applicable Performance Goal(s) and other material terms of the Performance-Based Award were satisfied, provided that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

                  (6) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards. To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or any other basis (including the Committee's discretion), as the Committee may impose.

                  (7) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles or (iii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.




                                       6








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                  (8) Interpretation. Except as specifically provided in this
Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Covered Employees as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

         (c) MAXIMUM TERM OF AWARDS. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

         (d) NONEMPLOYEE DIRECTOR AWARDS. On the date of each annual meeting of shareholders of the Company on and after the effective date of this Plan, each Nonemployee Director shall be granted a Nonqualified Stock Option to purchase a number of shares of Stock such that the exercise price of the Option multiplied by the number of shares subject to the Option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each such Nonqualified Stock Option shall be the Fair Market Value of the Stock on the date of grant. Each Nonqualified Stock Option granted pursuant to this
Section 4(d) shall become exercisable in five equal annual installments commencing on the first anniversary of the date of grant and shall expire ten years from the date of grant. The other terms of this Plan shall apply to Nonqualified Stock Options granted pursuant to this Section 4(d) to the extent consistent with this Section 4(d).

SECTION 5. SHARES OF STOCK SUBJECT TO PLAN.

         (a) AGGREGATE LIMIT. The maximum number of shares of Stock for which Stock-Based Awards may be granted under this Plan is 2,000,000, subject to adjustment as provided in this Section 5 or Section 7.

         (b) REISSUE OF SHARES. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Stock-Based Award, or any Stock-Based Award settled in cash, shall again be available for Award under
Section 5(a), whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of the Awards shall be available for reissuance under this Plan.





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         (c) INTERPRETIVE ISSUES. Additional rules for determining the number of shares of Stock authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

         (d) TREASURY SHARES; NO FRACTIONAL SHARES. The Stock which may be issued or otherwise delivered pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

         (e) CONSIDERATION. The Stock issued under this Plan may be issued for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1) and (2), may require.

         (f) PURCHASE OR EXERCISE PRICE; WITHHOLDING. The exercise or purchase price of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

         (g) CASHLESS EXERCISE. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Company's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. AWARD AGREEMENTS.

         Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Stock-Based Awards, the number of shares of Stock or units subject to the Award, the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the






                                       8







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Award as determined by the Committee consistent with the limitations of this
Plan.

         (a) INCORPORATED PROVISIONS. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

                  (1) Non-transferability. The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a prohibited transfer. Notwithstanding the foregoing, a Participant, with the approval of the Committee, may transfer a Nonqualified Stock Option for no consideration to or for the benefit of the Participant's immediate family, to a trust for the benefit of the Participant's immediate family or to a partnership or limited liability company for one or more members of the Participant's immediate family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. "Immediate family" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships as well as the Participant.

                  (2) Rights as Stockholder. A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

                  (3) Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(f).






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                  (4) Option Holding Period. Subject to the authority of the
Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Company may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

                  (5) Termination of Employee Options. Each Option granted to an Employee shall terminate and may no longer be exercised if the Participant ceases for any reason to be an Employee, except that:

                           (A) If the Participant's employment shall have
                  terminated for any reason other than cause, disability (as defined below) or death, the Participant may, at any time within a period of six months after such termination of employment, exercise the Option to the extent the Option was exercisable by the Participant on the date of termination of employment.

                           (B) If the Participant's employment shall have been
                  terminated because of disability within the meaning of Code
                  Section 22(e)(3), the Participant may at any time within a period of one year after such termination of employment exercise the Option to the extent the Option was exercisable by the Participant on the date of termination of employment.

                           (C) If the Participant dies at a time when the Option
                  was exercisable by the Participant, a Beneficiary to whom the Option has been transferred may, within six months following the death, exercise the Option to the extent the Option might have been exercised at the time of the Participant's death.

                           (D) No Option granted to an Employee may be exercised
                  to any extent by anyone after the expiration date of the Option.

                  (6) Termination of Nonemployee Director Options.

                           (A) In the event of the termination of service on the
                  Board of a Nonemployee Director other than by reason of retirement, disability (as defined above) or death, the Nonemployee Director may, at any time within six months after such termination of service, exercise the Option to the extent the Option was exercisable by the Nonemployee Director on the date of termination of service.





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                           (B) In the event of termination of service by reason
                  of retirement or disability (as defined above), each outstanding Option shall continue to become exercisable in accordance with Section 4(d). In the event of the death of the holder of any Option granted pursuant to Section 4(d), each outstanding Option shall become immediately exercisable in full and may be exercised by a Beneficiary to whom the Option has been transferred at any time within two years after death.

                           (C) No Option granted to a Nonemployee Director may
                  be exercised to any extent by anyone after the expiration date of the Option.

         (b) OTHER PROVISIONS. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

                  (1) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for "performance-based compensation" under Code Section 162(m) and, in the case of Options, to the requirements of Sections 6(a)(5) and (6).

                  (2) Vesting; Effect of Termination; Change in Control. Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award and the method by which the restrictions or conditions lapse, and the effect on the Award of a Change in Control.

                  (3) Replacement and Substitution. Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

                  (4) Reloading. Any provisions for successive or replenished Awards, including but not limited to reload Options.

         (c) CONTRACT RIGHTS, FORMS AND SIGNATURES. Any obligation of the Company to any Participant with respect to an Award shall be






                                       11






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based solely upon contractual obligations created by this Plan and an Award
Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and the Company. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Company to the Participant under the Award Agreement.

SECTION 7. ADJUSTMENTS; CHANGE IN CONTROL.

         (a) ADJUSTMENTS. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Company as an entirety, then the Committee shall, in the manner and to the extent as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

                  (1) proportionately adjust any or all of

                           (A) the number and type of shares of Stock and units which thereafter may be made the subject of Awards (including the specific maximums and numbers of shares of Stock or units set forth elsewhere in this Plan),

                           (B) the number and type of shares of Stock, other property, units or cash subject to any or all outstanding Awards,

                           (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or units underlying the Awards,

                           (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

                           (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or



                                       12







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                           (F) any other terms as are affected by the event; or

                  (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

                           (A) an appropriate and proportionate cash settlement or distribution, or

                           (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards;

The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of such an event.

         (b) CHANGE IN CONTROL. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards, (ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards, (iii) that only certain or limited benefits under the Awards shall be accelerated, (iv) that the Awards shall be accelerated for a limited time only, or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

         In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards, (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Company, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control, or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant






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a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

         Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles, and (ii) if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Company may impose legend and other restrictions on the Stock to enforce this prohibition.

         (c) CHANGE IN CONTROL DEFINITION. For purposes of this Plan, a change in control means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall include and be deemed to occur upon the following events:

                  (1) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities.

                  (2) The "Incumbent Directors" cease to constitute at least a majority of the Board. For purposes hereof, "Incumbent Directors" means the members of the Board at the effective date of this Plan and the persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Board members then still in office (or successors or additional members so elected or nominated).

                  (3) The stockholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the






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




aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

                  (4) The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company's business and/or assets as an entirety to an entity that is not a Subsidiary.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

SECTION 8. ADMINISTRATION.

         (a) COMMITTEE AUTHORITY AND STRUCTURE. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the "Non-Employee Director" requirement of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

         (b) SELECTION AND GRANT. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Awards to be made, and the nature, amount, pricing, timing and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

         (c) CONSTRUCTION AND INTERPRETATION. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

         (d) EXPRESS AUTHORITY (AND LIMITATIONS ON AUTHORITY) TO CHANGE TERMS OF AWARDS. Without limiting the Committee's authority under other provisions of this Plan, but subject to any express limitations of this Plan, the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(c)), to waive the Company's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), and to reduce by amendment the exercise or purchase price of an outstanding Award, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate. Except as provided in Section 7, no amendment to an outstanding Award shall increase the number of shares subject to, comprising or referenced in such Award.

         (e) RULE 16b-3 CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that this Plan and Stock-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. The provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

         (f) DELEGATION. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Covered Employees or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders.







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




         (g) EXCULPATION AND INDEMNITY. Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Company.

SECTION 9. AMENDMENT AND TERMINATION OF THIS PLAN.

         The Board of Directors may at any time amend, suspend or discontinue this Plan. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 10. MISCELLANEOUS.

         (a) UNFUNDED PLAN. This Plan shall be unfunded. Neither the Company, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

         (b) RIGHTS OF EMPLOYEES.

                  (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

                  (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Company or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause.

         (c) EFFECTIVE DATE; DURATION. This Plan has been adopted by the Board of Directors of the Company on April 19, 2000, effective as of March 26, 1999. This Plan shall remain in effect until discontinued by the Board of Directors. All Awards made under this Plan prior to its discontinuance shall remain in effect until such Awards have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements.

         (d) COMPLIANCE WITH LAWS. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Company, provide such evidence, assurance and representations to the Company as to compliance with any thereof) as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         (e) APPLICABLE LAW. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of Ohio, except as to matters of federal law.

         (f) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Company, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.



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